U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 19, 2001


                            CENTRUM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                      0-9607                   34-1654011
(State or other jurisdiction of  (Commission File Number)       (IRS Employer
 Incorporation or organization)                              Identification No.)


                441 East Main Street, Corry, Pennsylvania, 16407
                    (Address of principal executive offices)

                                 (814) 665-5042
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANTS


Centrum Industries, Inc. (BB: CIII) today announced that the firm of PricewaterhouseCoopers LLP has resigned as independent accountants for the Company.

The report issued by PricewaterhouseCoopers LLP on the Company's financial statements for the fiscal year ended March 31, 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The report issued by PricewaterhouseCoopers LLP on the Company's financial statements for the fiscal year ended March 31, 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except for as follows: an explanatory paragraph was included regarding substantial doubt about the Company's ability to continue as a going concern.

In connection with its audits for the two most recent fiscal years and through June 19, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report to the financial statements for such years.

The resignation was not recommended or approved by the Audit Committee or the Board of Directors. The resignation results from the Company's inability to pay PricewaterhouseCoopers LLP for past and future services. The company had requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 17, 2001, is filed as Exhibit 16 to this Form 8-K.A.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CENTRUM  INDUSTRIES,  INC.
                                               (Registrant)


Date: July 17, 2001                      By:  /s/  Timothy  M. Hunter

                                         Timothy  M.  Hunter
                                         Chief Financial Officer and Treasurer


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                                  Exhibit Index


Exhibit  Number                         Exhibit
16                         PricewaterhouseCoopers LLP letter dated July 17, 2001



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